                                                                   Exhibit 10.12

        Pursuant to the Terms of a Subordination Agreement dated October
       17, 2001, Developer has subordinated the Development Fees payable under this Agreement to certain Lenders to the Enterprise.

                       FIRST AMENDMENT TO GAMING FACILITY
                     DEVELOPMENT AND CONSTRUCTION AGREEMENT

                THIS FIRST AMENDMENT TO GAMING FACILITY DEVELOPMENT AND CONSTRUCTION AGREEMENT (this "Agreement") is made as of the ___ day of March 2002, by and between the TWENTY-NINE PALMS BAND OF LUISENO MISSION INDIANS OF CALIFORNIA, a sovereign Native American nation, with offices at 46-200 Harrison Place, Coachella CA 92236 (the "Tribe"), TWENTY-NINE PALMS ENTERPRISES CORPORATION, a Federal corporation chartered by the Tribe pursuant to 25 U.S.C.
Section 477, with offices at 46-200 Harrison Place, Coachella, California 92236 (the "Enterprise"), and TRUMP HOTELS & CASINO RESORTS DEVELOPMENT COMPANY LLC, a Delaware limited partnership with offices at 1000 Boardwalk, Atlantic City NJ 08401 ("Developer").

                                   WITNESSETH:

                WHEREAS, Developer and the Tribe are parties to that certain Gaming Facility Development and Construction Agreement dated as of April 27, 2000 (as the same may be further amended, modified or supplemented from time to time, the "Development Agreement"); and

                WHEREAS, the Tribe chartered the Enterprise to conduct Class II and Class III Gaming pursuant to the Indian Gaming Regulatory Act and the Compact at the Facility, and transferred all of its right, title and interest in and to the Facility to the Enterprise pursuant to an Assignment and Bill of Sale dated July 5, 2001; and

                WHEREAS, the Tribe, the Enterprise and Developer have agreed that from and after the date hereof the Development Agreement be amended subject to and upon the terms and conditions set forth herein.

                NOW, THEREFORE, the parties hereby agree as follows:

                1. Definitions. As used herein, all terms that are defined in the Development Agreement (except as modified hereby) shall have the same meaning herein. In addition, the following definitions shall be added to Section
1.1 of the Development Agreement:

Exhibit 10.12

                        "Enterprise" shall mean Twenty-Nine Palms Enterprises
                Corporation, a Federal corporation chartered by the Tribe pursuant to 25 U.S.C. Section 477, with offices at 46-200 Harrison Place, Coachella, California 92236.

                        "Excess Funds" shall mean Excess Funds as defined in the
                Management Agreement.

                        "Financial Source" shall mean each of THCR Management
                Services, LLC, and the following lenders providing funding to THCR Management Services, LLC: TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P. and TCW Leveraged Income Trust IV, L.P.

                        "Charter" shall mean the Federal Charter of
                Incorporation of the Enterprise approved by the U.S. Department of the Interior on February 16, 2001 and ratified by the Tribe on March 28, 2001 pursuant to 25 U.S.C. Section 477.

                        "Management Agreement" shall mean the Management
                Agreement dated as of April 27, 2000 between the Tribe and THCR Management Services, LLC; provided, that "Management Agreement" shall mean the Amended and Restated Management Agreement among the Tribe, the Enterprise and THCR Management Services, LLC upon such document becoming effective.

                        "Residual Revenues" shall mean funds disbursed from the
                "Residual Revenue Account" pursuant to Section 3.8(d) of the Transfer and Deposit Agreement.

                        "Transfer and Deposit Agreement" shall mean the Transfer
                and Deposit Agreement dated as of October 17, 2001 between the Enterprise and First National Bank, as Depository.

                2. Amendments. The Development Agreement is hereby amended as follows:

                (a)     By adding the following to the end of Section 2.2:

                "The parties agree that the hotel contemplated as a part of Phase II of the Project shall consist of a two hundred guest room hotel, four stories in height and comprised of two wings with approximately 25 guest rooms located on each floor of each wing."

Exhibit 10.12

                (b) By deleting from Section 2.4 the words "seven hundred fifty slot machines" and replacing with the words "one thousand slot machines."

                (c) By adding to the last sentence of Section 3.2 "or to the 'Infrastructure' line item of the Development Budget."

                (d) By deleting in its entirety Section 6.1 and replacing it with the following new Section 6.1:

                        6.1 Development and Construction Administration Fee. For all services and obligations under the Development Agreement, Developer shall receive a development and construction administration fee (the "Development Fee") of Two Million Four Hundred Sixty Thousand ($2,460,000) Dollars.

                (e) By deleting in its entirety Section 6.2 and replacing it with the following new Section 6.2:

                        6.2 Non-Recourse to the Tribe. Developer agrees that the Development Fee shall be payable solely from Residual Revenues so long as the Transfer and Deposit Agreement is in effect, or, in the event the Transfer and Deposit Agreement is no longer in effect, from Excess Funds, and that the Tribe shall have no liability for the payment of the Development Fee other than from Residual Revenues and/or Excess Funds, as the case may be.

                (f)     By deleting in its entirety Section 8.1(viii).

                (g)     By adding the following new Section 8.2:

                "8.2. Financial Sources. The Tribe shall review and consider in good faith all applications by any Financial Source for licensure or exemption from licensure as a direct or indirect financial source, and upon appropriate findings shall issue such license or exemption from licensure, all in accordance with the terms of the Compact and IGRA. In the event the validity of any financial source license or exemption from licensure issued by the Tribe to any Financial Source is challenged, the Tribe agrees to take all action necessary and available to the Tribe under the Compact to uphold and defend such license or exemption from licensure issued to such Financial Source."

Exhibit 10.12

                (h) By deleting from the first sentence of Section 10.2(i) the words "and be consistent with the provisions of this Agreement and the Management Agreement and not adversely affect the rights of Developer hereunder and thereunder."

                (i)     By adding a new Section 10.5:

                        10.5 Representations and Warranties of the Enterprise. The Enterprise represents and warrants to Developer as follows:

                        (i) The Enterprise's execution, delivery and performance of this Agreement and all the instruments and agreements executed in connection with this Agreement have been properly authorized by the Enterprise and do not require further corporate approval.

                        (ii) This Agreement has been properly executed and, subject to any necessary approvals of the NIGC and/or the BIA, constitutes the Enterprise's legal, valid and binding obligations, enforceable against the Enterprise in accordance with its terms.

                        (iii) There are no actions, suits or proceedings, pending or threatened, against or affecting the Enterprise before any court or governmental agency of which Developer has not been advised of in writing by the Enterprise and which Developer has acknowledged.

                        (iv) The execution and delivery of this Agreement by the Enterprise does not, and the performance by the Enterprise of the obligations to be performed by the Enterprise hereunder will not, conflict with, violate or constitute a default under the Charter or any agreement to which the Enterprise is a party.

                (j) By deleting the first sentence of Section 12.7 and replacing it with the following:

                        If gaming, or construction and development on the
                Property is prohibited by Legal Requirements, or is otherwise impossible or impractical, Developer shall have the option to continue its interest in this Agreement and to commence or recommence the construction and development operations if, at some point during the Term of this Agreement, such commencement or recommencement shall, in the judgement of the Enterprise, no longer be prohibited by Legal Requirements.

Exhibit 10.12

                (k) By deleting Section 13.3 in its entirety and replacing it with the following new Section 13.3:

                        13.3 Limited Waiver of Sovereign Immunity. The Tribe and the Enterprise do hereby grant a limited waiver of their sovereign immunity and hereby submit to the jurisdiction of the Federal District Court for the Central District of California, the United States Circuit Court of Appeals for the Ninth Circuit, and the United States Supreme Court for the purposes of compelling arbitration in the event any party refuses to arbitrate and the enforcement of any decision of the arbitrators; provided that in the event the United States District Court for the Central District of California finds that it lacks jurisdiction, then the Tribe and the Enterprise submit to the jurisdiction of the California state court system for the purposes of compelling arbitration and the enforcement of any decision of the arbitrators. The Tribe and the Enterprise agree to take any and all steps necessary to confer upon any such court for the purposes set forth in this Section personal and subject matter jurisdiction within the limited waiver of sovereign immunity agreed to in this Section.

                        (i) The waiver granted herein shall commence as of the Date of this Agreement and shall continue for one year following expiration, termination or cancellation of this Agreement, but shall remain effective for the duration of any arbitration, litigation or dispute resolution proceedings then pending, all appeals therefrom, and, except as limited by this Section, to the full satisfaction of any awards or judgments which may issue from such proceedings, provided that an action to collect such judgments has been filed within one (1) year of the date of the final judgment.

                        (ii) This limited waiver is granted only to Developer and not to any other individual or entity.

                        (iii) This limited waiver is specifically limited to the following actions and judicial remedies:

                                (a) The enforcement of an arbitrator's award of money damages provided that the waiver does not extend beyond the assets specified in Subsection (iii) below. No arbitrator or court shall have any authority or jurisdiction to order execution against any assets or revenues of the Tribe except as provided in

Exhibit 10.12

                this Section or to award any punitive damages against the Tribe or the Enterprise.

                                (b)     An action to compel or enforce
                arbitration or arbitration awards or orders, including any equitable relief or specific performance granted by the arbitrators.

                                (c) Damages awarded against the Tribe shall be satisfied solely from the distributable share of net revenues of the Enterprise from the Facility, the tangible assets of the Facility and the business of the Enterprise provided, however, that this limited waiver of sovereign immunity shall terminate with respect to the collection of any net revenues transferred from the accounts of any of these businesses to the Tribe or the Tribe's bank account in the normal course of business prior to the arbitration award. In no instance shall any enforcement of any kind whatsoever be allowed against any assets of the Tribe other than those specified in this Subsection.

                        (iv) The waiver granted by the Tribe and the Enterprise under this Section 13.3 is strictly limited to disputes or disagreements arising under this Agreement and shall not extend to any other agreement. Any limited waiver which may be granted concerning any other agreement must be expressly contained in that agreement, and separately authorized by a resolution of the Tribal Council.

                (l)     By adding the following new Section 13.4:

                        13.4 Developer acknowledges and agrees that actions or decisions by the Tribe that constitute the exercise of its sovereign governmental powers shall not be subject to reversal or injunction in arbitration, including certain decisions or actions by the Tribal Gaming Authority or by the Tribal Council. The Tribe acknowledges, however, that while the exercise of its governmental powers in a manner contrary to a provision of this Agreement may not be avoided through arbitration, Developer may compel arbitration pursuant to this Section 16 and the arbitrator(s) shall have the power to redress any injury suffered by Developer as a result of the exercise by the Tribe of any governmental powers in contravention of any provision of this Agreement.

Exhibit 10.12

                (m) By adding to Section 14.1, before the words "or to such other different address(es)" the following:

                If to Enterprise to:   Dean Mike, Chairman
                                       Twenty-Nine Palms Band of Mission Indians
                                       46-200 Harrison Place
                                       Coachella CA 92236

                with a copy to:        Gene R. Gambale, Esq.
                                       Vice President-General Counsel
                                       Spotlight 29 Enterprises
                                       46-200 Harrison Place
                                       Coachella CA 92236

                (n) By deleting Exhibit B in its entirety and substituting the new Exhibit B attached hereto.

                3. Assumption. The Enterprise hereby assumes all obligations of the Tribe under the Development Agreement and agrees to be bound by the terms and conditions thereof.

                4. Development Agreement Ratified. Except to the extent hereby amended, the Development Agreement remains in full force and effect and is hereby ratified and affirmed.

                5. Effect of Amendment. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of any other term or condition of the Development Agreement or any of the instruments or agreements referred to therein, or (b) to prejudice any right or rights which the parties hereto may now have or have in the future under or in connection with the Development Agreement or any of the instruments or agreements referred to therein. Whenever the Development Agreement is referred to in the Development Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Development Agreement as modified by all amendments thereto, including this Amendment.

                6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

                7. Governing Law. This Amendment, the legal relations between the parties and the adjudication and the enforcement thereof, shall be governed by and interpreted and construed in accordance with the substantive laws of the

Exhibit 10.12

State of California without regard to applicable conflict of law, rules or principles.

                            [Signature page follows]
                IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                        TRUMP HOTELS & CASINO RESORTS
                                        DEVELOPMENT COMPANY,  LLC

                                        By:      /s/ Donald J. Trump
                                           -------------------------------------
                                                 DONALD J. TRUMP
                                                 President

                                        TWENTY-NINE PALMS BAND OF LUISENO
                                        MISSION INDIANS OF CALIFORNIA

                                        By:      /s/ Dean Mike
                                           -------------------------------------
                                                 DEAN MIKE
                                                 Chairperson

                                        TWENTY-NINE PALMS
                                        ENTERPRISES CORPORATION

                                        By:      /s/ Dean Mike
                                           -------------------------------------
                                                 DEAN MIKE
                                                 President

                                        By:      /s/ Gene Gambale
                                           -------------------------------------
                                                 GENE GAMBALE
                                                 Secretary